WEFUNDER

Form C

Cover Page

Name of issuer:

Charron Favreau L.L.C.

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: CA

Date of organization: 8/12/2011

Physical address of issuer:

4682 Calle Bolero
Unit B
Camarillo CA 93012

Website of issuer:

http://www.chareau.us

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

200,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $200,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$200,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$500,000.00

Deadline to reach the target offering amount:

9/1/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$205,750.00	$184,958.00
Cash & Cash Equivalents:	($4,099.00)	$20,324.00
Accounts Receivable:	$31,424.00	$25,775.00
Short-term Debt:	$150,003.00	$11,159.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$261,248.00	$153,812.00
Cost of Goods Sold:	$108,395.00	$106,780.00
Taxes Paid:	$800.00	$800.00
Net Income:	($93,897.00)	($113,686.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Charron Favreau L.L.C.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Kurt Charron	President	2011
Kurt Charron	Managing Member	2011

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Aimee Garcia	304,000 Common Units	21.71
Kurt Charron	640,000 Common Units	45.71

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

RISK FACTORS

Prospective investors, prior to making an investment in the securities of our company, should carefully consider, among others, the following risk factors:

Risks Related to Our Business Generally

We have limited working capital and may need to raise additional capital in the future.

Our capital needs in the future will depend upon factors such as our rate of growth, inventory requirements, market acceptance of our products and any other new products we launch, the success of our independent distributors and our production, marketing and sales costs. None of these factors can be predicted with certainty. We may need substantial additional debt or equity financing in the future for which we currently have no commitments or arrangement.

We cannot assure you that any additional financing, if required, will be available or, even if it is available that it will be on terms acceptable to us. If we raise additional funds by selling units, the ownership of our existing shareholders will be diluted. Any inability to obtain required financing could have a material adverse effect on our business, results of operations and financial condition.

We expect to encounter risks and difficulties in sales and acceptance of our products frequently faced by early stage companies in rapidly evolving markets.
We face all of the risks and uncertainties encountered by a young business. You must consider our prospects in light of the risks, expenses, and difficulties frequently encountered by companies in a alcoholic beverage or spirits manufacturing, importing, and wholesaling business. Demand and market acceptance for recently introduced products are subject to a high level of uncertainty and risk. Further, it is difficult to predict the market's future growth rate. The alcoholic beverage and spirits market is large, with the specialty organic segment comprised of many vendors. Our products are attempting to create a niche in the industry, and may not achieve or sustain market acceptance. To address these risks, we must, among other things, maintain and expand our customer base; implement and successfully execute our business and marketing strategy; implement and upgrade the technology and systems that we use to process client and customer transactions and payments; respond to competitive developments; and attract, retain, and motivate qualified personnel. We cannot assure that we will successfully address these risks, and failure to do so could have a negative impact on our business, operating results and financial condition.

Failure to raise capital in a timely manner will constrain our growth.

Our projected growth requires us to execute our business plan to develop our brand, build our infrastructure and enhance our employee base, all of which require capital. If we experience difficulty or delays in raising the funds we need, it may delay our ability to execute our business plan. Additional future delays in obtaining funding may be caused by a combination of factors, including a general slow down in funds available for private companies, stock market corrections that diminish the available capital pool, and our own inability to satisfy investment expectations of investors and the venture capital community about the value of investing in our industry, in general, and an investment in our securities, in particular. Future delays in obtaining funding in a timely manner will constrain or prevent our growth.

We are at risk because we do not have a diversified merchandise mix.

The great majority of our assets will be committed to developing and marketing a line of products in a single industry under a single brand. Accordingly, because we have few other assets or product lines that could spread the risk of investment, our profitability will depend on the success of our sales of products under our brand name and related product names. We may, at any time, elect to discontinue use of the Chareau brand name or change our products, services, or concepts.

We have a name and logo that are not well known.

Our ability to sell our products depends on the ready acceptance by the consuming public of a trade/brand name and logo and names and logos of its new products. Competitors have developed well-known trade/brand names and logos that have, and may continue to have, superior recognition in the relevant marketplace. There can be no assurance that our products will be well received by the consuming public and relevant markets.

Seasonality may cause cash flow to vary from quarter to quarter.

Seasonal factors typically influence retail demand for food products, which would impact sales through our direct and distributor customers, subsequently impacting our quarterly revenues and cash flows.

We expect our quarterly operating results to fluctuate.

We expect to experience significant fluctuations in future quarterly operating results due to a variety of factors, many of which are outside our control. As a result, quarterly comparisons of our operating results are not necessarily meaningful and investors should not necessarily rely on the results of one quarter as an indication of our future performance. Factors that may negatively affect our quarterly operating results include:

• frequency of repeat purchases by customers;
• our ability to attract and retain talented sales employees;
• the announcement or introduction of new or enhanced products by us or our competitors;
• changes in our pricing policies or the pricing policies of our competitors; and
• the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure.

Our quarterly gross margins also may be impacted by a number of different factors, including the mix of product revenues and the cost fluctuation of various product ingredients. Because our lack of operating history and the rapidly evolving nature of our industry make forecasting quarterly operating results difficult, we base our expenses in large part on our operating plans and future revenue projections. Most of our expenses are fixed in the short term, and it may be difficult to quickly reduce spending if revenues are lower than projected. Therefore, any significant shortfall in revenues would likely have an immediate and negative impact on our business, operating results, and financial condition.

Our growth is dependent on the successful introduction of new products not well known in our markets, and we have limited access to independent market research. Products made with Aloe are relatively new to the United States market, and Aloe-based liqueur products are largely a new sub-category of products within the overall alcoholic beverage market. The Company's growth is dependent on the successful introduction of new products. New products bear a risk of not being able to penetrate into the market and require effort and investment in marketing to be able to obtain a place in the consumer's world. The Company has conducted limited consumer research of its products and due to capital constraints is unable to undertake or engage other entities to conduct market research for our products. Accordingly, beyond our limited success in the market to date, there is limited independent assurance that market demand exists for our products.

Risks Related to the Specialty Alcoholic Beverage and Spirits Industries.

Competition

We have many current and potential competitors, many of whom have considerably greater financial and other resources than we do. There are many new competitive entrants every year. Further, if our products are successful, others will enter the market, which may draw our customers away from us or preclude us from obtaining any additional customers. In particular, there are a number of established alcoholic beverage and spirits operators the U.S., that sell comparable products and at any time could enter the market with new competing products based on Aloe.

Our business is subject to many regulations and noncompliance is costly.

The production, marketing and sale of food products, including contents, labels and packaging, are subject to the rules and regulations of various federal, provincial, state and local health agencies. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or production may be stopped, thus adversely affecting our financial conditions and operations. Any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we have no way of anticipating whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have a material adverse effect on our financial condition and results of operations.

We could be subject to product recalls, which could have a material adverse affect on our business.

We source ingredients from a variety of suppliers, and although we have procedures to maintain quality assurance, defective or contaminated ingredients in our products or defects in our product packaging may require us to institute a costly and potentially damaging product recall. Our general liability insurance does not cover the costs of product recalls.

Adverse publicity or claims that may be generated from bad or defective products may impact the ability to maintain our community and shareholder profile and image.

Recent incidents involving other product and service providers have indicated that the risks due to adverse publicity (as in the case of tainted products) or claims for improper packaging or labeling may impact the ability to maintain our community and shareholder profile and image. Thus, any illness or injury or rumor of illness or injury related to our products or employees may cause negative publicity that may have a material adverse effect on us and the value of our securities. Claims arising from injury could require significant attention and resources and divert management from efforts to operate and expand the business. Moreover, although currently unpredictable, negative publicity concerning other activities or incidents in connection with our operations or employees could have a material adverse impact on us and the value of our securities.

For a significant portion of our business we sell through and rely on distributors which we do not control and which we are dependent upon for performance. Their performance could affect our ability to efficiently and profitably distribute and market our products, to maintain our existing markets and to expand our business into other geographic markets.

Our ability to establish a market for our unique brands and products in new geographic distribution areas, as well as maintain and expand our existing markets, is in many cases dependent on our ability to establish and maintain successful relationships with reliable independent distributors strategically positioned to serve those areas. We do not control our distributors and poor distributor performance could affect our ability to efficiently and profitably distribute and market our products. Many of our larger distributors sell and distribute competing products,
including other natural and organic food products, and our products may represent a small portion of their business. To the extent that our distributors are distracted from selling and supporting our products or do not employ sufficient efforts in managing and selling our products, including re-stocking the retail shelves with our products, our sales and profitability will be adversely affected, and we may be unable to maintain our existing markets and to expand our business into other geographic markets. Our ability to maintain our distribution network and attract additional distributors will depend on a number of factors, many of which are outside our control. Some of these factors include:

- the level of demand for our brands and products in a particular distribution area,
- our ability to price our products at levels competitive with those offered by competing products, and
- our ability to deliver products in the quantity and at the time ordered by distributors.

We may not be able to meet all or any of these factors in any of our current or prospective geographic areas of distribution. Our inability to achieve any of these factors in a geographic distribution area will have a material adverse effect on our relationships with our distributors in that particular geographic area, thus limiting our ability to expand our market, which will likely adversely effect our revenues and financial results.

Because our customers and distributors are not required to place minimum orders with us, we need to carefully manage our inventory levels, and it is difficult to predict the timing and amount of our sales.

Our direct customers and distributors are not required to place minimum monthly or annual orders for our products. In order to reduce inventory costs, independent distributors endeavor to limit the inventories of our products which they hold at their warehouses and distribution centers. Accordingly, there is no assurance as to the timing or quantity of purchases by any of our direct customers or independent distributors or that any of our customers or distributors will continue to purchase products from us in the same frequencies and volumes as they may have done in the past. We cannot accurately predict the sales volumes of our customers or distributors.

We are subject to many federal, state and local laws with which compliance is both costly and complex.

The food and beverage industry is subject to extensive federal, state and local laws and regulations, including the recently enacted comprehensive health care reform legislation, those relating to building and zoning requirements and those relating to the preparation and sale of food. We are also subject to licensing and regulation by state and local authorities relating to health, sanitation, safety and fire standards.
We are subject to federal and state laws governing our relationships with employees (including the Fair Labor Standards Act of 1938, the Immigration Reform and Control Act of 1986 and applicable requirements concerning the minimum wage, overtime, family leave, working conditions, safety standards, immigration status, unemployment tax rates, workers' compensation rates and state and local payroll taxes) and federal and state laws which prohibit discrimination. As significant numbers of our associates are paid at rates related to the applicable minimum wage, further increases in the minimum wage or other changes in these laws could increase our labor costs. Our ability to respond to minimum wage increases by increasing menu prices will depend on the responses of our competitors and customers.

In March 2010, the United States federal government enacted comprehensive health care reform legislation which, among other things, includes guaranteed coverage requirements, eliminates pre-existing condition exclusions and annual and lifetime maximum limits, restricts the extent to which policies can be rescinded and imposes new and significant taxes on health insurers and health care benefits. The legislation imposes implementation effective dates that began in 2010 and extend through 2020, and many of the changes require additional guidance from government agencies or federal regulations. To date, we have not experienced material costs related to such legislation. However, due to the phased-in nature of the implementation and the lack of interpretive guidance, it is difficult to determine at this time what impact the health care reform legislation will have on our financial results. Possible adverse effects could include increased costs, exposure to expanded liability and requirements for us to revise the ways in which we provide healthcare and other benefits to our employees.

The impact of current laws and regulations, the effect of future changes in laws or regulations that impose additional requirements and the consequences of litigation relating to current or future laws and regulations, or our inability to respond effectively to significant regulatory or public policy issues, could increase our compliance and other costs of doing business and, therefore, have an adverse effect on our results of operations. Failure to comply with the laws and regulatory requirements of federal, state and local authorities could result in, among other things, revocation of required licenses, administrative enforcement actions, fines and civil and criminal liability. In addition, certain laws, including the ADA, could require us to expend significant funds to make modifications to our shops if we failed to comply with applicable standards. Compliance with all of these laws and regulations can be costly and can increase our exposure to litigation or governmental investigations or proceedings.

Risks of Investing in a Private Company and of this Investment

We are largely dependent on the services of our founders.
Our management will be dependent, to a large degree, on the services of Kurt Charron, the company's founder. Loss of his services could have a material adverse effect on our business because a qualified replacement may be difficult or impossible to retain.

The Manager will control the Company.

We are a manager-managed limited liability company and terms of governance and management are set fort in out limited liability company agreement ("LLC Agreement"). Control of the Company will remain with our present Manager, Kurt Charron, subject only to rights of members as set forth in the LLC Agreement. Accordingly, no investors should purchase any of the securities offered hereby unless they are willing to entrust us with all decision-making. Further, there is nothing to preclude any officer or director from resigning at any time and withdrawing from active participation in the business.

We have made projections as to future performance that only reflect our best knowledge and those projections are based on assumptions and will not likely match actual performance.

Our projected financial information provided to prospective investors is limited to presenting, to the best of management's knowledge and belief, pro forma financial forecasts or projections. The forecasts and projections are based on management's judgments and are meant to provide potential investors with an estimation of our sales activities through direct retail and distribution accounts, and not to project our actual anticipated results during any particular time frame. In particular, the projections do not take into account larger shipments to new customers at various points throughout the year. Our actual results will vary from the projections, and such variations may be material.

We must control our costs and product supply to be profitable.

It is critical to our success that we develop a rapid and reliable supply of raw materials, packaging and products in order to achieve the product cost expectations and financial projections as set forth in these materials. Although we believe that we can source all our product needs from a variety of suppliers, brokers and growers, there can be no assurance, at this time, that production costs we have assumed will allow the margins to fall within our forecasted range.

We maintain limited liability insurance coverage.

Although we carry general liability insurance of $2,000,000 in product liability insurance, such insurance may not be sufficient to cover any potential liability. Our insurance does not cover the primary cost of product recalls. If our insurance is insufficient to pay for claims or recalls, and we are held liable, we could be liable for a large sum of money in excess of our liability coverage. If we cannot pay the judgment and become insolvent, or do not have the funds to defend a lawsuit, we could be forced to stop doing business.

We face a number of uninsured risks, any one of which could harm our business.
The Company will maintain limited business interruption insurance. We may not maintain insurance against all losses we suffer or liabilities we incur because of our operations. This could be because insurance is unavailable, we do not have the financial resources to acquire the insurance, or because we have elected not to purchase insurance. If we suffer a loss that is not covered by insurance or that exceeds the amount of our insurance coverage, we may be forced to cease operations.

We will need to hire and train additional key personnel and failure to find and hire such personnel could constrain our growth.

As the Company grows it will need additional personnel. Our success will depend, in part, upon our ability to attract and retain qualified employees. If we are unable to engage and retain the necessary personnel, our business would be materially and adversely affected.

We maintain broad discretion with respect to the use of the offering proceeds.

We maintain broad discretion with respect to the use of proceeds from this Offering. As such the Manager may amend the use of the proceeds without your approval. Moreover, the net proceeds from this Offering are allocated for product support, inventory and for working capital, the expenditure of which will be at the discretion of the Board of Directors.

We will have the right to issue additional shares which would dilute the interests of existing shareholders.

We have the power to issue more shares without shareholder approval. We may in the future attempt to issue more shares to raise funds. To the extent we raise additional capital by issuing equity or securities convertible into equity, ownership dilution to our shareholders will result and this dilution may be severe.

We have agreed to provide indemnification of officers and directors.

Our Limited Liability Company Agreement and organizational materials provide that we may indemnify the Manager, any director, officer, agent and/or employee for liabilities as are specified by law. We have entered into and intend in the future to enter into indemnification agreements with the Manager and each of our officers and directors. Further, we may purchase and maintain insurance on behalf of any of them whether or not we have the power to indemnify such person against the liability insured against. This could result in substantial expenditures by us and prevent us from recovering from our officers, directors, agents and employees for losses incurred by us as a result of their actions.

State corporate statutes and certain provisions of the Limited Liability Company Agreement and organizational materials under certain circumstances provide for indemnification of the Company's officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided is contained herein, but this description is qualified in its entirety by reference to the Company's Limited Liability Company Agreement and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in the Company's best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the Manager, by legal counsel, or by a vote of the shareholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on behalf of the Company is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action.

In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in the Company's best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered in the future or pursuant to a vote of shareholders or directors. The statutory provision cited above also grants the power to the Company to purchase and maintain insurance which protects its officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by the Company.

Our licensed trademarks may not provide adequate protection.

We have applied for and/or completed registration of the name Chareau and logo in multiple classes as registered trademarks in the USA, and have filed for trademark registration of the tag phrase "California in a Bottle" in the United States and we may file in other jurisdictions. The limited trademark research the Company has done indicates there are no directly conflicting trademarks. There is no assurance, however, that third parties may not infringe on the licensed trademark if we are able to obtain one. In order to protect their licensed trademark rights, we may have to file lawsuits and obtain injunctions. If that occurs, we will have to spend large sums of money for attorney's fees in order to obtain the injunctions. Even if injunctions are obtained, there is no assurance that those infringing on the licensed trademarks will comply with the injunctions. Further, we may not have adequate funds available to prosecute actions to protect or to defend the trademarks, in which case those infringing on our licensed trademarks, if any, could continue to do so in the future.
We do not anticipate paying dividends and unit holders will not earn current returns.

We do not anticipate paying dividends on our equity securities in the foreseeable future. Future dividends will depend on our earnings and our financial requirements. If you believe you will have a need for immediate income from the Company's equity securities, you should not purchase our securities.

You are buying restricted securities.

You are buying a restricted security as that term is defined in Rule 144 of the Securities Act of 1933. As such you may not transfer the Shares for a period of one year and thereafter you may only transfer the shares in compliance with Rule 144.
FOR ALL OF THE AFORESAID REASONS AND OTHERS SET FORTH HEREIN, THE PURCHASE OF THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SHARES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS MEMORANDUM. THE SHARES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO ABSORB A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY AND HAVE NO NEED FOR A RETURN ON THEIR INVESTMENT.

Risks Related to the Sale of Securities

If you sell your units you will lose the benefit of future appreciation.The risks previously enumerated pertain to the value of our securities and the risks of retaining those securities.Any holders of our equity securities who sell their securities will receive cash and lose the opportunity for future appreciation of the units or options sold.

The valuation of our business going forward is highly uncertain.

While you must consider our business and prospects in light of the aforementioned risks and difficulties we encounter in our markets, you should also consider the upside and downside opportunities that exist in holding our units. In the food and alcoholic beverage and spirits industry, recent transactions have been completed for sales prices that imply both higher and lower business and securities valuations than reflected in the price offered. Market valuations also vary greatly depending on the overall market environment, target companies' size, product differentiation, revenue growth, profitability and numerous other factors. Additionally, the valuation contemplated herein is for a minority investment and not an outright sale of the Company. An outright sale could potentially yield a higher valuation than a minority investment due to the premium placed on transfer of control. We have not undertaken a comprehensive market evaluation to find the best valuation in a fulsome control or liquidity event (e.g. outright sale or initial public offering). It is difficult to predict with any assurance the future appreciation or depreciation in our equity value. The rapidly evolving nature of the markets in which we sell our products and services, as well as other factors that are beyond our control, reduce our ability to accurately evaluate our future prospects or performance.

FORWARD-LOOKING STATEMENTS

Some of the statements in the materials provided to subscribers and purchasers are forward-looking. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's actual results, levels of activity, performance, or achievements to be materially different from future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may and likely will differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk Factors." Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$200,000**

Use of Proceeds: Working Capital for an increased sales force, production, and marketing programs to grow in our current markets.

If we raise: **$350,000**

Use of Proceeds: Working capital for increased sales force, production, and marketing programs to launch new domestic markets and grow in the existing.

If we raise: **$500,000**

Use of Proceeds: Increase the sales force to launch new domestic and International Markets. Hire Director Level management. Expand into National and Chain accounts.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with $5M valuation cap; 20% discount; 6% interest. See exact security attached as Appendix B, Investor Contracts. The main terms of the Convertible Notes are provided below.

SECURITY: Convertible Promissory Notes (the "Notes")

PRINCIPAL AMOUNT: Up to an aggregate of $500,000 (the "Maximum Amount").

INTEREST RATE: Six percent (6.0%) per annum simple interest on outstanding principal.

MATURITY: Principal and interest payable thereon shall be due and payable on March 31, 2019 (the"Maturity Date").

SUMMARY
OF CONVERTIBLE NOTE FINANCING TERMS

PURCHASERS:
Qualified investors acceptable to the Company (each, a “Purchaser” and together, the “Purchasers”). Purchasers investing less than $25,000 will invest in the Notes on an aggregate basis through WeFunder as a Designated Lead Investor. WeFunder will manage the sale and Company communications with all such Purchasers. On any conversion of the Notes to equity securities, the securities will be issued in the individual names of the Purchasers and not the Designated Lead Investor, and the Company will thereafter manage communications with all such Purchasers.

PREPAYMENT:
The Company may prepay the outstanding principal or interest only with the written consent of 75% of the then outstanding Notes.

Automatic Conversion: In the event the Company issues and sells shares or units, as the case may be, of its equity securities ("Shares") to investors (the “Investors”) on or before the Maturity Date in an equity financing with total proceeds to the Company of not less than $1,000,000 (including the conversion of the Notes or other debt) (a “Qualified Financing”), then the outstanding principal amount of the Notes and all accrued and unpaid interest on the Notes shall automatically convert into fully paid and nonassessable Shares of the equity securities sold and issued at the Conversion Price (the “Conversion Shares”). The Conversion Shares shall have, in all respects, identical rights, privileges, preferences and restrictions as the Shares of the equity securities issued in such Qualified Financing not upon conversion of the Notes. The total combined number of Conversion Shares to be issued upon automatic conversion pursuant to this Section 3(a) shall equal (x) the outstanding principal amount of this Note and all accrued and unpaid interest on this Note, divided by (y) the Conversion Price. The “Conversion Price” shall mean the price per Share equal to the lesser of (i) eighty percent (80%) of the price per Share paid by the other purchasers of the Shares in the Qualified Financing and (ii) the Qualified Financing Cap. The “Qualified Financing Cap” shall mean the price per Share equal to the price per Share obtained by dividing (x) $5,000,000 by (y) the sum of (A) the total number of outstanding Company equity securities immediately prior to the initial closing of the Qualified Financing on a fully-diluted basis (treating for this purpose all Company equity securities issuable upon exercise or conversion of outstanding options, warrants or convertible securities as if exercised or converted, but excluding for this purpose the conversion of the Notes) (“Fully Diluted”) and (B) Company equity securities reserved,
but neither issued nor the subject of outstanding awards, under any equity incentive or similar plan of the Company (including any equity securities added to such plan in connection with any Qualified Financing).

Change of Control Transaction: If a Change of Control (as defined below) is consummated prior to (i) the Maturity Date or (ii) the consummation of the Qualified Financing, a sum equal to two times (2x) the principal amount then outstanding on the Notes and the unpaid accrued interest on the Notes, shall automatically be due and payable. Immediately prior to a Change of Control, and in lieu of such (2x) automatic repayment obligation, each Holder shall be granted the option to convert the outstanding principal amount of the Notes and all accrued and unpaid interest on the Notes into fully paid and nonassessable Company equity securities at price per share determined by dividing $5,000,000 by the total number of outstanding Shares of the Company's equity securities immediately prior to the initial closing of the Change of Control on a Fully-Diluted basis. A "Change of Control" shall mean a sale, lease, exchange, exclusive license, transfer or other disposition of all or substantially all of the property, assets or business of the Company, or a merger or consolidation with or into any other corporation or other business transaction or series of transactions as a result of which equity security holders of the Company immediately prior to the transaction would hold less than a majority of the voting interests of the Company (or successor) after the transaction; provided that a Change of Control shall not include (i) any transaction or series of related transactions principally for bona fide equity financing purposes (including, but not limited to, the Qualified Financing) in which cash is received by the Company or any successor or indebtedness of the Company is cancelled or converted or a combination thereof occurs or (ii) a merger of the Company effected exclusively for the purpose of changing the domicile of the Company.

Maturity Conversion:
If the outstanding principal amount of the Notes and all accrued and unpaid interest on the Notes shall not have been converted or repaid on or prior to the Maturity Date (as originally established or extended prior to Maturity), then the entire outstanding principal amount of this Note and all accrued and unpaid interest on this Note shall be converted on the Maturity Date into fully paid and nonassessable Shares of the Company's common equity securities at a price per share equal to the Maturity Conversion Price. "Maturity Conversion Price" shall mean the price per Share obtained by dividing (x) $3,500,000 by (y) the sum of (A) the total number of outstanding equity securities of the Company's as of the Maturity Date on a Fully Diluted basis and (B) the number of equity securities of the Company reserved, but neither issued nor the subject of outstanding awards, under any equity incentive or similar plan of the Company.

SECURITY AND SUBORDINATION
The Notes are unsecured and subordinate in right of payment to lender debt, including current Unit Holder debt. The Company has a $100,000 SBA loan through Live Oak Bank at 7.99% for 10 years that initiated in November of 2016, with a first payment on the note made in 2017. Current Unit holder debt is approximately $120,000, matures in 2017, and is extendable at the option of the Company until after the time of conversion of the Notes. The Company expects to repay the Unit Holder debt in 2017.

Purchase Agreement:
The Notes will be issued pursuant to a Note Purchase Agreement reasonably acceptable to Company and Purchasers, with representations, warranties and conditions customary for note financings of this type. Any provision of the Note Purchase Agreement and the Notes may be amended, waived or modified upon the written consent of Company and Purchasers then holding Notes with the aggregate principal amount in excess of 50% of the aggregate principal amounts of all then outstanding (a "Majority-in-Interest of the Notes"), provided that any pre-payment of the Notes shall require the consent of Purchasers then holding Notes with the aggregate principal amount in excess of 75% of the aggregate principal amounts of all then outstanding.

PURCHASE TERMS:
The proposed terms of the Shares to be offered in the Common round are set forth below and subject to the materials on this site and in the Charron Favreau L.L.C. 2017 Confidential Offering Materials ("Offering Materials"). Investors will convert on terms no less favorable to the Investors than set forth in the Offering Materials, and will benefit from any improved terms as negotiated by a lead investor. Investors will become parties to the FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF CHARRON FAVREAU L.L.C. (the "LLC Agreement"), and on admission will be Members thereof. The terms of the LLC Agreement are summarized below and in the Offering Materials.
Investors who invest less than $25,000 through our WeFunder offering will have no direct voting rights, while accredited investors who have invested over $25,000 will have full direct voting rights following conversion.

EXPENSES:
The Company and each Purchaser shall each bear its respective expenses and legal fees incurred with respect to the transactions contemplated herein.

THE CONVERTIBLE NOTES WILL CONVERT INTO COMMON UNITS IN ACCORDANCE WITH THE FOLLOWING TERMS:

Common Units Offering:

Security: 200,000 Common Units (the "Common").

Issue Price Per Unit: $5.00 per Unit

Aggregate Offering Price: $1,000,000, subject to increase

Investors To be determined

Valuation/Capitalization:
$7,000,000, pre-investment valuation.
1,400,000 Common Units are outstanding on a fully diluted basis prior to this offering, including 760,000 Common Units held by Investor Members that benefit by a priority on distribution from capital events. There are no Units other than Common Units authorized for issuance. There are no Common Units reserved for equity incentives.

Note Conversion:
The Company has authorized an offering of up to $500,000 of its 2017 6% Convertible Notes (the "Notes") to initiate this offering of Common Units. The Notes issued will automatically convert into Common Units at a 20% discount to the final price paid by new purchasers of Common Units following closing of the Note offering, subject to a $5 million valuation cap. The Note issuance allows initial investors in this round to benefit from a lower effective price, while increasing the number of post financing shares outstanding.

Anticipated Closing Date:
Initial closing anticipated on or before December 31, 2018, with one or more additional closings thereafter until fully subscribed.

Consideration:
Cash or conversion of previously issued subscriptions and debt securities, if any.

Terms of Common: Minimum terms below-All investors will get the benefit of any improvements negotiated by large/lead investors before closing.

Limited Liability Company Terms:
The Company is a California limited liability company or “LLC”, governed pursuant to the terms of its Limited Liability Company Agreement ("LLC Agreement"). The terms and provisions of the LLC Agreement are summarized herein and are qualified by the actual terms of the LLC Agreement, a copy of which is provided to each prospective investor. The Company's owners hold their interests as Memberships, issued in Units, and a Member's "percentage interest" is the percent derived by dividing the number of Units held by the Member by the total number of Units held by all Members. Before the initiation of this offering there were a total of 1,400,000 Units outstanding. The issuance of Units to investors in this offering will increase the total number of Units outstanding and decrease the percentage interest of each existing Member that does not acquire additional Units in the offering. All new investors who purchase Units will be asked to execute and become a party to the LLC Agreement and become a Member of the LLC. The Company reserves the right to convert from a limited liability company to a corporation upon the approval of the Manager and a Super Majority (75%) of voting Members.

Manager, Voting and Taxation
The Company is manager-managed and Kurt Charron serves as the Manager. As the Initial Manager, Mr. Charron may not be removed or replaced by the Members. The holders of Common Units have limited voting rights as described below. The Initial Manager may not be removed or replaced by the Members, but any successor Manager is selected by and may be removed or replaced by holders of a majority of the Common Units. Subject to approval rights of Common Unit holders, the Manager has full power and authority with respect to management and operation of the Company and its business. As an LLC, the Company does not pay U.S. federal or state income taxes, and Members report income or loss on a “flow-through” basis based on their pro rata ownership.

Voting Rights
The Company is managed by its Manager, Kurt Charron, and holders of Common Units have limited voting and approval rights. Any individual Member that holds more than 5,000 Units will have voting rights. The Manager has substantially all control over the day to day and major operations of the Company, provided that a vote of 75% of the voting Members (a "Super Majority") is required to approve the issuance of additional Units and admission of new Members, and:
(1) The sale, lease, transfer, encumbrance or other disposition by the Company of all or substantially all of its assets;
(2) any merger or consolidation involving the Company;
(3) any split, combination or reclassification of any Member's Units;
(4) any change of the Company's name or any amendment or restatement of the Articles of Incorporation or this Agreement, including, without limitation, any change in the purposes of the Company; or
(5) the purchase, lease, exchange or acquisition of any equity interest or assets of any other Person, other than in the ordinary course of business.

Information Rights:
The Company is obligated to deliver to all Members quarterly and annual unaudited financial statements.

Allocations and Distributions:
Allocations and distributions are generally made in accordance with percentage interests and investors will receive no guaranteed dividends or preferred returns, provided that distributions of proceeds to investors from a refinancing, sale or disposition of substantially all of the assets of the Company ("Capital Transaction") are made first to return contributed capital of $555,000 to five named Investor Members, then $35,000 of contributed capital to Kurt Charron, then all contributed capital of investors on an equal, pari passu basis, prior to distributions to all Members in accordance with percentage interests.

Right to Maintain Proportionate Ownership:
Though not in the LLC Agreement, the Company intends that each holder of Common Units shall have a right of participation to purchase a percentage of any offering of new securities of the Company (other than securities issued to employees, directors or consultants or pursuant to acquisitions, equipment lease or secured debt financings, excepted by the board and other customary exceptions) equal to the proportion which the number of Units held by such holder (on an as-converted basis) bears to the total number of Units of all Units then outstanding.

Right of First Refusal on Transfer:
The Company shall have a right of first refusal to acquire all securities proposed to be transferred or sold by an Investor. Each holder of at least 5,000 Units will have the right to participate on a pro rata basis (as among all such holders) in any proposed transfers of Units if the Company has not elected to exercise its right of first refusal.

Purchase & LLC Agreements:
The investment (including on conversion of Convertible Notes) shall be made pursuant to a Purchase Agreement ("Purchase Agreement") which, if accepted, includes your agreement to the Limited Liability Company Agreement of Charron Favreau, LLC ("LLC Agreement"). The Purchase Agreement contains, among other things, appropriate representations and warranties of the Company, covenants of the Company reflecting the provisions set forth herein, and appropriate conditions of closing. The LLC Agreement shall provide that it may only be amended with the approval of the Company and holders of more than a Super Majority (75%) of the Units held by Members.

Liquidity and Income Tax Distributions
The Company intends, to the extent it has cash available and to the extent Members have not otherwise received sufficient distributions to pay such taxes with respect to such year, to make distributions to permit the Members to pay U.S. federal income taxes with respect to their allocable shares of income from the Company for any year for which taxes are payable. For purposes of determining the amount of such tax related distributions, the Company shall apply the highest marginal U.S. federal income tax bracket applicable to individuals. Distributions described in this paragraph shall be treated as advances
on distributions pursuant to the paragraph below, as determined by the Manager.

All other operating distributions shall be in such amounts and at such times as determined by the Manager in its sole discretion pursuant to the provisions of the LLC Agreement. Distributions shall be made to the holders of the Company's Common Units as defined in the LLC Agreement, in proportion to the ratio of the number of Units outstanding held by each such holder and the total number of outstanding Units.

Confidentiality:
The existence and terms of this term sheet and the fact that negotiations may be ongoing with the Investors are strictly confidential and shall not be disclosed to any third party without the consent of the Company, except that the Company and the Investors may disclose the terms and conditions described in this term sheet including its existence to their respective officers, directors, employees, attorneys and other advisers, provided that such persons agree to the confidentiality restrictions contained herein.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in Convertible Notes do not have voting rights (unless they invest over $25,000, are accredited investors, and upon conversion to Common Units) and cannot modify the terms of the Convertible Notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			No	No
Common Stock			No	No
Debt Securities			Choose	No
Other				
Common Units	1400000	1400000	Yes	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

The Company intends to offer pro rata rights to all investors to maintain their ownership percentages in subsequent investment rounds.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

No class of security other than Common Units currently exists; however, the Manager and a 75% majority of members may authorize the issuance of additional Units, which could result in dilution of an investors ownership percentage, and may extablish senior or preferred Units, which may have superior voting or liquidation rights over the Common Units.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

The Manager of the Company may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example the Manager and 75% of the voting members may amend the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. If the original Manager resigns, a new Manager may be appointed or removed by 75% of the voting members. The Manager and 75% of the voting members may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The Manager and 75% of the voting members may elect to sell memberships or sell the company or its assets at a time that is not favorable to the Investor and is damaging to the Company.

The Manager and 75% of the voting members may elect to issue new securities or adopt an equity incentive plan, and in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, the Manager and 75% of the voting members cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into Common Units.

In the future, we will perform valuations of our common units that take into account factors such as the following:

- unrelated third party valuations of our common units;

- the price at which we sell other securities, such as convertible debt or preferred shares, in light of the rights, preferences and privileges of our those securities relative to those of our common units;

- our results of operations, financial position and capital resources;

- current business conditions and projections;

- the lack of marketability of our common units;

- the hiring of key personnel and the experience of our management;

- the introduction of new products;

- the risk inherent in the development and expansion of our products;

- our stage of development and material risks related to our business;

- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;

- industry trends and competitive environment;

- trends in consumer spending, including consumer confidence;

- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and

- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its Manager, and the Investor will have no independent right to name or remove the Manager.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Manager of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Manager of the Company. If the Manager and Members of the Company authorize a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the Manager and Members of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

1) Line of Credit from Direct Capital for $14,281 at 3.19% interest that matures 03/07/16. This has been paid off.

2) Loan Payable for $102,767 to an Investor Member at 10% interest that matured 04/01/16, and got an extension to end of 2017. Note: The original loan was $100k, additional funds were borrowed under the same terms and the balance due was $102,767.

3) As of December 31, 2016, the Company has an additional $100,000 SBA loan through Live Oak Bank at 7.99% for 10 years that initiated in November of 2016, with a first payment on the note made in 2017.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
7/2014	Regulation D, Rule 506(b)	Priced Round	$280,000	General operations
4/2016	Regulation D, Rule 506(b)	Priced Round	$175,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

For the year ended December 31, 2015, Aimee Garcia lent the company $102,767. The note matures 04/01/16 and accrues annual interest at 10%. The note was extended to Dec 2017. Aimee Garcia is an Investor Member of the company and she owns 21.71% of the voting power.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

Charron Favreau L.L.C. produces, markets, and sells Chareau, an all-natural Aloe Vera liqueur. The brand was created by Kurt Charron as a new addition to the growing market for Craft Spirits.

Chareau is a spirit that can be enjoyed over ice or used as an ingredient in a delicious cocktail. The product is currently distributed in 16 states across the U.S., and over 90% of sales are currently done on-premise in bars. This ratio will shift as brand awareness continues to grow and we focus our resources on sales at retail accounts.

Company History

2011 Charron Favreau L.L.C is formed

2011 The beginning stages of Recipe Development for Chareau

2012 Sandstrom Partners worked alongside our Founder Kurt Charron to develop the Chareau brand and packaging design.

Q2 2013 Chareau test launches in Los Angeles under a self-distribution model.

Q1 2014 Young's Market Company becomes the first distributor for Chareau and expands our footprint to the entire state of California.

Q2 2014 Chareau expands beyond its local market and launches three additional markets: AZ, NV, IL with Young's Market and a second distributor, Wirtz Beverage.

Q3 2014 Chareau expands to the East Coast with distribution in NY, NJ, DC with Winebow

Q1 2015 Chareau partners with Park Street Imports to speed up route to market for additional markets and manage the back office, compliance, and logistics for existing markets.

Q2 2015 Chareau launches 3 additional markets: MA, GA, TN

Q3 2015 Chareau opens a Distilled Spirits Plant to begin producing Chareau in-house using locally sourced ingredients.

2016 Chareau launches into 5 more markets: FL, TX, KY, MD, DE

Launch

Charron Favreau was developed to produce and market an all-natural aloe vera liqueur that would be a unique offering to the spirits market. As such, an initial test market of Los Angeles was selected for its influence and progressive bar scene. Without a distributor, we sold direct to bars under a self-distribution model that allowed us to develop relationships with key accounts and track performance. Instead of opening hundreds of accounts that would carry one bottle, we opened 15 accounts and sold 600 bottles.

Growth

As we have expanded into new markets, Chareau has focused on continuing to grow awareness in the bar community for the product and its usage in cocktails. As we did in our launch, more attention has been given to developing depth in than breadth of accounts. 100% focus was given to on-premise to build the brand before we launch a retail sales strategy. We expanded beyond self-distribution to develop partnerships with a strategic mix of both large and boutique distributors, and we hired Brand Ambassadors in select markets to educate the trade and work alongside them. This strategy has proven successful in building awareness, increasing distribution points, repeat orders, and overall growth.

- Total Revenue in 2014 grew 472% over 2013 to $153,812
- Total Revenue again grew 78% in 2015 to $261,248
- Revenue is split to approximately 90% on-premise (bars)/ 10% (liquor stores)
- Greater than 70% of accounts have been repeat buyers

Short Term Cash Requirements

Our business cash requirements are broken into two categories: Production and Sales/Marketing. Our current production overhead has fixed costs of $14,000 for lease, equipment, utilities, insurance, and payroll. Additional cash is tied up in inventory - composed of bulk wine/brandy, batches in process, finished goods and packaging components. We have purchased more inventory than necessary during the transition from contract to in-house production as growth is unpredictable and majority of our sales were on-premise. Running out of product on-premise would have a very negative effect on repeat orders and long term relationships, more so than off-premise. As we continue to grow sales and move into retail, inventory purchases will become more predictable and fixed overhead costs will be less of a problem for cash flow.

Our Sales and Marketing costs are currently variable and heavily skewed towards marketing. We are now at a place in our brand's lifecycle that focus will shift towards sales. We recently hired our first of several planned full-time sales representatives, and Marketing budget will now become a percentage of revenue. Cash receivables are paid net 30 by most of our distributors. They are large, reputable companies, but the risk does remain for late payment. Cash received through this funding will go towards expanding our sales team and launching new markets, including retail.

Future

In the future, we expect to continue to see growth, as we have year over year. Although there is no guarantee that our historical results or cash flows (as described in our financial statements) will continue to develop in the same way as they have in the past few years, we will focus on saturating the current markets by expanding distribution points on-premise while also shifting the ratio of on-premise to off-premise from 90/10 to 80/20.

Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

Previous Capital Raises

The business has raised $590,000 to date over 3 Capital Raises. This has resulted in 6 total Members to the LLC. Kurt Charron is the Founder and Managing Member. Kurt provided the original seed capital of $35k before bringing on investors. There are 5 additional Investor Members that have preferred liquidation preference.

Related Party Disclosure:
Aimee Garcia is an Investor Member of the company. She holds 21.71% of the outstanding units.

Cash in Bank / Burn Rate

As of February 15, 2017, the company had $14,220 in the bank, and our burn rate (net cash out) of $8057/month. We expect to fund operations with the $34k Accounts Receivable listed below.

Sales are up 106% in the first 6 weeks of 2017 over 2016, and there is $34,902 in Accounts Receivable. We will soon begin our highest revenue period, where during the months of April-June 2016 we sold 41% of our annual sales. Given our strong start to the year, current Accounts Receivables, and the upcoming season we are in a good financial position to stay cash positive through fundraising.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.chareau.us/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

INVEST IN CHAREAU

The world's first all-natural aloe liqueur

> *We've crafted the world's first alcoholic spirit from the increasingly popular aloe vera plant. Chareau is a light, refreshing liqueur versatile enough to be mixed in almost any cocktail and smooth enough to be sipped on the rocks. Our aloe spirit is unique—with half the amount of sugar and calories as similar liqueurs—and crafted from farm-fresh ingredients you can actually pronounce. That quality is why we're already in over 1000 bars and restaurants in 16 states.*

Kurt Charron
PRESIDENT, CHAREAU

FOLLOW US FOR UPDATES SHARE TWEET


#0010
chareau
ALOE LIQUEUR

$0 raised of $200K goal

$100 min — Wefunder Portal LLC

INVEST

Convertible Note

$5M valuation cap | **6%** interest | **20%** discount

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $5M in the future. Chareau is using a custom contract, see document for details.

ALL INVESTORS GET PRO-RATA RIGHTS

INVEST $25,000+ FOR VOTING RIGHTS

INVESTOR PERKS

$100+	Thank You Letter from the Founder
$500+	Limited Edition Chareau T-Shirt
$1,000+	Invitation to the Chareau Anniversary Party
$5,000+	Personal Tour of the Distillery

OUR AMBITION

As more and more bars are embracing high-quality ingredients and craft cocktails, Chareau aspires to be one of the few bar staples actually produced here in the USA. Our unique combination of Cucumber, Mint, and Muskmelon with fresh Aloe Vera has already found a place in some of the best bars and restaurants in the country, such as Gordon Ramsay's Bar & Grill and Las Vegas' Hakkasan. Our plan for 2017 is to expand to 4 more states and increase our presence in your local liquor store and market.

KEY FACTS

- $800k in Revenue
- Average Annual Growth of 90%
- Gross Margins of 64%
- 4.5/5 Stars from Difford's Guide
- +70% of Accounts Reorder

DOCUMENTS

- Chareau_SellSheet_0117.pdf
- TOTC2016.pdf
- 2017_Chareau_Investor_Deck.pdf

chareau.us *from Camarillo CA*

ALCOHOL COCKTAILS DISTILLERY LIFESTYLE ALOE DISTILLERY FOOD WINE COOKING

THE BUZZ ABOUT CHAREAU

The moment I tried Chareau, the aloe vera liqueur, I told the owner Kurt Charron that it would be the next Saint Germain. It's higher in proof than most liqueurs, it's not too sweet. It has cucumber, mint -- two things that people go crazy over -- muskmelon, and, of course, aloe vera, which nobody has used yet. And it's all sourced from farms in Southern California. You can't beat that!

Matthew Biancaniello

Bartender & Author of Eat Your Drink

A California-distilled aloe liqueur that has bartenders falling head over heels

Garrett Snyder

Tasting Table

I defy you to find a better warm-weather drink. This stuff is practically purpose-built for summertime sipping.

Drew Prindle

The Manual

Chareau is the secret weapon...there's a hole in the market for these fresh flavors.

Lauren Corriveau

Bartender at Nitecap NYC

The only product of its kind on the market...a spirit that has a quintessentially fresh scent and taste

Kelli B. Grant

CNBC

Move aside St. Germain, Chareau is here

Caroline Pardilla

EATER.com

It could easily be the next big thing

Las Vegas Weekly

An "I love you" in a bottle.

Nile Capello

LA Weekly

Chareau is very approachable and delicious

Sara Raskin

LA Weekly

Fantastic

CBS Best of LA

The Hollywood Reporter

5 Grammys Inspired Cocktails To Turn Your Viewing Party Up a Notch

February 8, 2017

Tasting Notes: "A riff on a classic vodka tonic with an excellent aloe vera liqueur called Chareau along with lemon juice and a sprig of rosemary for a great aroma."

Adult Gift Guide: Bottles of Liquor Produced in SoCal
December 1, 2016

Chareau Aloe Liqueur It doesn't get much more California than this aloe liqueur, a harmonized recipe of aloe vera, cucumber, eau de vie, lemon peel, muskmelon and spearmint, which can be sipped straight or mixed. The Camarillo-based brand is

Web Extra: How to Make the Monk's Journey Cocktail
November 24, 2016

Cheers to good health with this antioxidant-rich concoction from Momotaros Allie Kim. Head bartender Allie Kim shakes up the vodka-based Monks Journey with matcha green tea and aloe

How Green Is My Vodka? | Matthew Biancaniello at Plan Check Fairfax
November 24, 2016

Alongside burgers with ketchup leather and salmon pastrami with squid ink cream cheese are eye-catching drinks like the Splendor in the Grass ($14)--a bitter refresher made with Chareau aloe liqueur, agave, lime, arugula and truffle salt

Stuck in your drinking ways? Try these lesser-known liquors
November 24, 2016

A new liqueur from California, Chareau is made with aloe vera, eau-de-vie, cucumber, muskmelon, lemon peel, spearmint and sugar. We think it could easily be the next big thing—especially because it pairs so well with another favorite: tequila.

What to Drink This Weekend: Emmy Cocktails at Ray's & Stark Bar
September 15, 2016

Something the decked-out celebs and cohorts will be sipping at the Governor's Ball is The Impressionist, made with vodka, Chareau aloe liqueur, honey and a float of champagne. Garnished with edible flowers, it's as red-carpet worthy as anyone there.

Life is Beautiful: BBQ and Tequila!
September 15, 2016

The Life is Beautiful festival in Downtown Las Vegas returns in just over a week. They not only feature music and art, but of course food and drink! Jaime Salas, national brand ambassador for Milagro Tequila and Eddie Tallman from Ben's BBQ.

Drink of the Week: Absinthe Frappe at Gaspar
July 31, 2016

What could be more fitting to those surroundings than one of barman Kevin Diedrich's Absinthe Frappe ($12, absinthe, aloe liquor, lime, mint, soda)?

Why You Should Be Drinking Low-Proof Cocktails All Summer Long
June 27, 2016

Call them aperitifs, eye-openers, or just lower proof cocktails, sipping on lighter but no less delicious concoctions when it's hot outside just makes plain sense. We asked some experts to weigh in on the subject and they pretty much unanimously

Aloe's Moving Out of the Pharmacy and Behind The Bar
May 26, 2016

"So I think what's great about aloe is that you can actually have that really soft mouthfeel without having to add a lot of sugar. Typically, liqueurs can have this really thick, syrupy texture — that's from the sugar — but we're able to replace that and

Top 20: Cheers to 2015's Most Memorable Cocktails - Los Angeles Magazine
December 23, 2015

Earlier this year Chareau aloe liqueur was a popular spirit, popping up on cocktail menus everywhere. But Sonny's Hideaway really made it shine in this beautiful mezcal sipper.

Shots Fired: Bartenders Predict the Next Fireball
November 23, 2015

"The moment I tried Chareau, the aloe vera liqueur, I told the owner Kurt Charron that it would be the next Saint Germain. It's higher in proof than most liqueurs, it's not too sweet. It has cucumber, mint -- two things that people go crazy over -- muskmelon,

Swill: This Aloe Vera Booze is The Best Thing We've Tasted in Months

March 27, 2015

This juicy, desert-loving succulent has some amazing flavors going on, and in my opinion, is underrepresented in the world of spirits.

Meet Chareau, a Versatile New Aloe-Based Spirit

February 18, 2015

Move aside St. Germain, Chareau is here. The spirit is beginning to surface on more craft cocktail lists, not just in California, but at well-regarded watering holes across the country like Chicago's The Aviary, New York's Nitecap, and Vegas' Herbs & Rye.

On Friday the 13th, Bartenders Choose Their Go-Tos

February 13, 2015

Do you have Paraskevidekatriaphobia? That's fear of Friday the 13th, although just having to pronounce the word itself is pretty scary. This recurring date on the Western calendar leaves millions of superstitious people too scared to leave their

Chareau Aloe Liqueur - Beer, Wine and Spirits

November 24, 2014

Delicately flavoured and well-balanced with just enough sugar. Vegetable notes from the cucumber and aloe vera combine harmoniously with melon enlivened by the spearmint and eau-de-vie.

For a fresh summer cocktail, try aloe vera liqueur

June 27, 2014

A "light and refreshing" summer drink is often code for the inclusion of cucumber, citrus, maybe some mint. But aloe vera? aloe vera liqueur Chareau ($49) is quite literally the only product of its kind on the market.

Stuck in your drinking ways? Try these lesser-known liquors

January 7, 2014

A new liqueur from California, Chareau is made with aloe vera, eau-de-vie, cucumber, muskmelon, lemon peel, spearmint and sugar. We think it could easily be the next big thing—especially because it pairs so well with another favorite: tequila.

Chareau Aloe Liqueur

December 24, 2013

Aloe vera: It's not just for sunburns anymore. Meet Chareau ($49 for 750ml), a California-distilled aloe liqueur that has bartenders falling head over heels. Its story begins with founder Kurt Charron, a Los Angeles distiller who originally sought to

The World's First All-Natural Aloe Liqueur

We've crafted a beautiful and versatile spirit out of the increasingly popular and incredibly refreshing aloe plant.

Chareau can be enjoyed over ice right out of the bottle or used to make light, refreshing, and delicious cocktails. Over 100 different cocktails have been made at bars across the country, making Chareau synonymous with "Aloe" on cocktail menus nationwide.


chareau
ALOE LIQUEUR

Chareau is an American Made Farm-to-Table Spirit

All-Natural and craft distilled in small batches using fresh ingredients.

We take Farm to Table from the Kitchen to the Bar, and there is no better place to do that than in California. We source all of our ingredients from local California farms, and every step from the juicing to the distilling to the bottling is done by hand.




ARNOLD HOLSTEIN

All Natural, Farm-to-Table Ingredients

Aloe Vera, Cucumber, Eau de Vie, Lemon Peel, Muskmelon, Spearmint, Sugar, and Water...That's it. Nothing artificial and no fake coloring. We believe in all-natural ingredients and transparency, so every one of our ingredients we put in the bottle is listed on the bottle.

In-House Distilling Let's Us Keep Control

Chareau is produced in-house on an Arnold Holstein German Copper Pot Still. Having our own Distilled Spirits Plant allows us to produce the best quality product, increase our margins, decrease our shelf price in line with the competition, and scale immediately.

We're One-of-a-Kind

You can taste the freshness of the ingredients, because Chareau has no Artificial Flavors, Coloring, Preservatives or Sweeteners.

We use natural ingredients—and not just because it's trendy. Fresh ingredients produce a higher quality product and provides the transparency that people crave. We're one of the only spirits products where you can actually turn the bottle to the side and see all of our ingredients listed. Our aloe spirit can also be used in almost any cocktail and has a low enough sugar content that you can sip it straight.


CHAMBORD
ST-GERMAIN
chareau
ALOE LIQUEUR
MIDORI
PAMA

50%

the sugar and calories of similar liquors

25%

alcohol by volume

We're Young and Growing Fast

Chareau has grown an average of 90% in sales every year and have nearly doubled our margins since inception.

Chareau is rapidly growing with a focus on longevity. Our goal when launching Chareau was to build the brand in the bar community before launching retail sales. We wanted to see high volume per account, repeat orders, and a sustainable gross margin before hitting the liquor and grocery stores.



Total Sales Thru 2016: $747,360
$800K
$600K
$400K
$200K
0
2013
2014
2015
2016
Total Cumulative Sales

70%	64%
Accounts Reorder	Gross Margins

Find Us at the Best Bars & Restaurants

Chareau has been featured on the cocktail menu at some of the best bars & restaurants in the country, from the pairing at Alinea in Chicago, a top 20 restaurant in the world, to the Spa Cocktail at Mastro's Steakhouses nationwide and the Ramsay Gin & Tonic at Gordon Ramsay Caesars Palace, named after their celebrity chef.

Bars | Restaurants

Hotel | Resorts

Retail

Over 1000+ Accounts in 16 States

Our plan for 2017 is to expand to 4 more states and enter more off-premise accounts.


Currently Distributing

JOIN US FOR A TOAST!

"There was nothing on the market like Chareau...so we made it."



We believe in fresh, natural ingredients and transparency, but it's rare in the spirits industry. Go look in your liquor cabinet, or next time you're at the store, take a look at a few of the bottles. Look for the ingredient list, and not just a "made with" or a picture of a couple of the ingredients. A comprehensive "Ingredients" list that you would find on any other food or beverage product....you'll be surprised at what you find.

This is where Chareau started. I was inspired by the natural beauty and agriculture of California and wanted to create a spirit that captured that essence. A spirit that was light, refreshing, and could be found at any bar in the world. A spirit that was clear, with no fake colors and a label that didn't have a fluffy story, but instead, a small label listing only the ingredients. A spirit that was unique and useful for bartenders in making cocktails, but also simple enough that anybody at home could just pour over ice right out of the bottle.

Chareau is that spirit, and we've been fortunate enough to be served at some of the best bars in the world in such a short amount of time. From selling out of the back of my car, to now working with some of the most amazing chefs, bartenders, and farmers in the country. I really couldn't ask for more.

And now I want to share our success with you - everyone who has been going to these bars buying Chareau cocktails, making cocktails at home and posting your photos on Instagram, to my family and friends who have helped on the bottling line, the writers who chose to write about Chareau and share our story, and those of you who have been asking where you can buy a bottle in your city... and when it's not available yet, you have had it shipped across country. This is for all of you.

Thank you



Kurt Charron

FOUNDER



Kurt Charron

President

10yrs in the beverage industry, 6+ yrs in hospitality. Graduate of USC & the Lloyd Greif Center for Entrepreneurial Studies. Graduate of The Ethanol Tech Institute and the Kothe Distillation Program.

RAISED $555,000 FROM 3+ INVESTORS

$100,000	$280,000	$175,000
November 2013	July 2014	April 2016
CONVERTIBLE NOTE	PRICED ROUND	PRICED ROUND



Aimee Garcia

Award-winning actress and B.S. in Economics from Northwestern University. She is best known for her roles in Dexter, George Lopez and Lucifer.



Ronak Kordestani

Earning her MBA from USC's Marshall School of Business and her JD from USC's Law Center. She has Executive Produced over 150 episodes of television for ABC, CBS and TLC.



Dr. William Graves

A distinguished oral surgeon and founding partner of Amarillo Oral and Maxillofacial Surgery in Amarillo, TX. In just 8 years, Dr. Graves has grown his practice to become the largest office in Texas.

DETAILS

– COLLAPSE ALL

What is Chareau?

Chareau is an all-natural Aloe Vera liqueur that we're making down in Southern California.

Why create an aloe liqueur?

I think that aloe works beautifully in cocktails, and it's an ingredient that's really difficult for the average bartender to source and to juice in-house. So we decided to do the work for them, juice it, and put it into a shelf-stable liqueur. Aloe itself has a delicate vegetal flavor, with slight bitterness, and a really soft and amazing mouth feel, so it's unlike any other thing on the market. Typically, liqueurs tend to be thick and syrupy from the high sugar content, and because of that they aren't usually sipped right out of the bottle. Instead of all of that sugar, we use fresh Aloe Vera juice and created a spirit that works great in cocktails, but also can be enjoyed over ice.

When did Chareau start and what progress have you made since?

I came from a background in hospitality, working since my teens in every position from dishwasher, to cook, to bartender, and it was about six years ago that I was in my kitchen experimenting with different recipes and trying to come up with a spirit that really embodied the idea of California in a Bottle. I wanted to use all locally sourced ingredients to create a light, refreshing spirit that was unique to the spirits market and I had never seen as a bartender. I had the beginning stages of what would soon become Chareau and needed help to bring it to market.

I teamed up with another distiller in Northern California who was already known for making some of the best spirits in the world. We took that idea and launched our first batch of 100 cases, only 600 bottles, here in LA, in the summer of 2013. We weren't really sure how it was going to go over, being such a unique ingredient, and it just took off. We sold out in a matter of months in only 15 bars. We made another batch and the same thing happened. We were onto something special. We worked with that distiller for another 2 years as we spread Chareau across the country and we literally couldn't produce enough, so we built our own place and now we make Chareau in-house.

Tell us about your distillery.

It's in a beautiful location in Camarillo, CA, surrounded by strawberry fields and citrus groves. We're closer to all of our ingredients, and now because we have our own distillery, we can scale up really easily. We have the capacity to make about 16,000 cases of Chareau a year and we can double that capacity just by adding another blending tank. We aren't restricted by having a manufacturer that has long lead times or might not be able to meet our orders, and we no longer have to worry about the cash flow and projection issues of ordering in bulk only a couple times per year.

How has distilling in-house improved your economics?

Working with another distiller, we had horrible margins. We were using really high quality ingredients and we didn't want to sacrifice quality by taking those ingredients out in order to make a product that was more affordable for bars. The first year, we were sitting at about 36% gross margin, but every year, we've been able to increase that by either buying our ingredients and packaging in bulk or also by opening our own distillery. Over the last 2 years we were able to lower the price on the shelf 20%, while at the same time increasing our margins from 36% to over 64%. We hope to keep margins right where they are, and as we grow keep passing that savings on down to the consumer.

Who are your customers?

Our first customers were bartenders, and that was because bartenders would already know what to do with such a new and unique product. Consumers at home tend to have their favorite spirits that they like to stick with and are most likely to try something new when they ask the bartender, "What should I have?" And then maybe the bartender introduces something new to them. We knew that this was going to be crucial to our business plan, so when I started out, I went out to the best bars in LA to see what they thought.

The best way to scale up was to then have influential, award-winning bartenders in each market educate and introduce Chareau to other bartenders and then have that knowledge passed on down to the home consumer. Right now, we have five brand ambassadors, who are some of the best bartenders you will ever meet, out spreading the word about Chareau.

How do you drink Chareau? Does it play well in cocktails?

I've seen over 100 different cocktails made with Chareau, which is really cool and it's amazing to see what some these bartenders will do, where they take Chareau and put it into a five or six ingredient, well-balanced, completely complex cocktail.

But the average person at home probably isn't going to do that, so what makes Chareau special is that it's actually something that you can just sip right out of the bottle. You can just sip it on the rocks, or if you want to make a cocktail and have that craft cocktail experience, you can take any base spirit - say gin, rum, tequila, or vodka, add Chareau and any citrus you want, whether it's lime, lemon, or grapefruit, and you're going to have a cocktail that is just like any of the cocktails that are in some of the best bars in the country.

What's next for Chareau?

In the next couple months, we're opening several new markets around the US, so we're going to Oregon, Colorado, Hawaii, Oklahoma, Minnesota, and Wisconsin. We're also supporting our distributors and brand ambassadors in our existing markets by hiring full time-sales managers. Up until this year, there were no sales staff and all of our success has been through word of mouth and the help of our team of brand ambassadors. We had a focus on building the brand and depth per account rather than just short sighted one-off sales into a vast number of accounts. We have a reorder rate over 70%, and almost every single tasting we do results in a sale. Now we just need more boots on the ground to go and do those tastings.

During this time we invested into our infrastructure so that we could scale up really, really fast. And now that everything is in place, it's time to put our foot on the gas pedal.

Over the course of this year you're going to see growth from those 6 new markets, an increased number of accounts in the existing markets, and a shift in the ratio of our sales from 90% on-premise/10% off-premise to hopefully 80% on-premise/ 20% off-premise as we begin to market towards the home consumer.

Tell us about your distributors.

When I started out, I was selling out of the back of my car because we were a really small company, self-funded, and we could do that in California. I put over 30,000 miles on my car that year.... luckily, it was Prius. Now, we have a strategic mix of distributors all across the country in select markets. In some markets we have large distributors, which is great because they have reach into every single bar and liquor store. In other markets, where we may not have a brand ambassador, we tend to go with a smaller distributor who's going to give us more attention and help spread the word.

What is your marketing strategy?

Honestly, quality. I didn't have millions of dollars to buy fancy billboards or commercial ads to try to convince people that they should try Chareau, and I didn't have the money to pay bars to carry my product either. If we wanted to stand any chance against the big players in the industry, we had to put out the BEST possible product. We had to put out something that bartenders would choose to use because they want to, so we spent over two years getting the recipe just right before giving it to any bartenders, and when we did, we went straight to the best one's...why not?!

If you look at our website, almost all of the press that we've gotten is because we put out a high quality and unique product that was being served at some of the best bars and restaurants in each city. We have no publicist and we've gotten unbelievable free advertising.

In the future, we will be implementing a marketing plan geared towards the home consumer that will consist of in-store tastings, events, and digital marketing.

How is Chareau made?

We start by making our own base spirit, which is really rare for a lot of spirits companies, but especially liqueurs. Most of the time, their base spirit will be a neutral spirit that they buy in bulk from a large, industrial distiller. We don't do that. We actually make our own eau-de-vie, which is basically unaged grape brandy...and it's clear because it hasn't gone into any wood barrels. We make that base by distilling muscat wine grapes which keeps it naturally grain and gluten free.

Once we have that base spirit, we then infuse it with fresh cucumbers, spearmint, lemon peel, and muskmelon. We do that through processes known as maceration and redistillation - which means we take those cucumbers, melon, mint, lemon peel and we put it into the alcohol, and then let it sit like we're making an alcoholic tea. Redistillation is where we then take that tea, put it back in the copper pot still and cook the flavor into the base spirit. By doing that, we can lock in the flavor and actually lengthen the shelf life. That's the foundation for Chareau. After that, we bring it down to bottling strength by adding fresh aloe vera juice, which is undistilled and uncooked, a little bit of water, a little bit of sugar, and then we hand-label and hand-bottle every single bottle.

Who are your competitors?

I would say that our competition are other brand name liqueurs that you would find at your local liquor store. Being the only Aloe Vera liqueur, obviously those products are very different in terms of their flavor profile, but also what makes us different is that we have half the sugar and half the calories of the other liqueurs. Their high sugar content not only makes them unhealthy, but also, it's something that's so syrupy and sweet that you can't sip it directly out of the bottle.

We're different from the competition, because we have the versatility to be a cocktail ingredient just like all of them, but you can also enjoy it right out the bottle and make a really, really simple drink.

How will you beat the competition?

We use natural ingredients because they're better, and not just because it's trendy... It actually produces a higher quality product. And also we believe that people want transparency. Not only is our product clear, literally, with no artificial neon colors, but we're one of the only spirits products where you can actually turn the bottle to the side and see all of our ingredients listed. We list everything on the bottle because we have nothing to hide. Everything in the bottle is on the bottle and they're all ingredients that you have seen before and you can pronounce.

Also, simplicity. People want a simple, high-quality product, and that's why we created Chareau; so that it could be enjoyed right out of the bottle.

How will use your funds from Wefunder?

Boots on the ground. Almost every single tasting we do results in a sale, we just need people to go out and perform those tastings. We also need a marketing team and to invest in a marketing strategy to bring awareness for Chareau to the home consumer.

What is the current cashflow of the company?

As of February 15, 2017, the company had $14,220 in the bank, and our burn rate (net cash out) of $8057/month. We expect to fund operations with the $34k Accounts Receivable listed below.

Sales are up 106% in the first 6 weeks of 2017 over 2016, and there is $34,902 in Accounts Receivable. We will soon begin our highest revenue period, where during the months of April-June 2016 we sold 41% of our annual sales. Given our strong start to the year, current Accounts Receivables, and the upcoming season we are in a good financial position to stay cash positive through fundraising.

ASK A QUESTION

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RISKS SPECIFIC TO CHAREAU

1. RISK FACTORS
Prospective investors, prior to making an investment in the securities of our company, should carefully consider, among others, the following risk factors:

2. Risks Related to Our Business Generally

We have limited working capital and may need to raise additional capital in the future.

Our capital needs in the future will depend upon factors such as our rate of growth, inventory requirements, market acceptance of our products and any other new products we launch, the success of our independent distributors and our production, marketing and sales costs. None of these... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Chareau is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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3rd

Kurt Charron

at

Charron Favreau • University of Southern California - Marshall School of Business

Los Angeles, California • 98

InMail | Connect

Experience

Founder
Charron Favreau
Apr 2013 – Present • 4 yrs

Spirits company with a focus on handcrafted products using local ingredients. The first product offering, Chareau, bottled and launched in April 2013.

See less

Principal
Interindustry
Nov 2009 – Dec 2013 • 4 yrs 2 mos • Greater Los Angeles Area

See description

Regional Market Manager
Purple Beverage Company
Mar 2008 – Nov 2008 • 9 mos • Greater Los Angeles Area

Market Manager
Rockstar Energy Drink
Apr 2006 – Feb 2008 • 1 yr 11 mos • Greater Los Angeles Area

Education

University of Southern California - Marshall School of Business
B.S., Business
2001 – 2005
Activities and Societies: Lloyd Greif Center for Entrepreneurial Studies

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